                                                                 Exhibit 10.2

             CITRIX iBUSINESS APPLICATION SERVICE PROVIDER AGREEMENT

EFFECTIVE DATE: ________________                     CIBASP # _________________

This Citrix iBusiness Application Service Provider Agreement ("Agreement") is entered into between Citrix Systems, Inc., a Delaware corporation with headquarters at 6400 NW 6th Way, Fort Lauderdale, Florida, 33309 ("Citrix"), and the undersigned Application Service Provider.

ASP MEMBER INFORMATION

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Company Name ("ASP Member"):

C Me Run Corp.
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Primary Address (Please indicate street address rather than PO boxes):

5501 Lakeview Drive
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City/State Kirkland/WA          Country: USA          Zip/Postal Code: 98033
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Corporate Phone Number: (425) 889-0111
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Billing Address:

      Same as above
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City/State                      Country:               Zip/Postal Code:
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Contract Administrator Name: Warren Talbot
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Telephone: (425) 889-0111       Fax: (425) 889-0601   E-mail: wtalbot@cmerun.com
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Primary Business Contact: same
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Telephone:                      Fax:                  E-mail:
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Sales Manager Contact:
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Telephone:                      Fax:                  E-mail:
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Primary Marketing Contact::
--------------------------------------------------------------------------------
Telephone:                      Fax:                  E-mail:
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Technical Contact #1 (for Citrix support): Mike Bucy
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Telephone: (425) 889-0111       Fax: (425) 889-0601   E-mail: mbucy@cmerun.com
--------------------------------------------------------------------------------
Technical Contact #2 (for Citrix support):
--------------------------------------------------------------------------------
Telephone:                      Fax:                  E-mail:
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Technical Contact #3 (for Citrix support):
--------------------------------------------------------------------------------
Telephone:                      Fax:                  E-mail:
--------------------------------------------------------------------------------
Technical Contact #4 (for Citrix support):
--------------------------------------------------------------------------------
Telephone:                      Fax:                  E-mail:
--------------------------------------------------------------------------------

Please mail two (2) original signed copies of this agreement to:
iBusiness
Citrix Systems, Inc
6400 NW 6th Way
Ft. Lauderdale, FL 33309
USA

Terms and Conditions

Whereas, ASP Member desires to enter into an alliance marketing relationship and to recommend application service solutions to its customers in accordance with this Agreement; and

Whereas, Citrix desires to supply Citrix software and provide marketing services and technical support on Citrix products to assist ASP Member in recommending solutions to its customers;

Whereas, Citrix has established the Citrix iBusiness Application Service Provider program for the purposes of achieving the goals set forth for ASP Member and Citrix in the preceding paragraphs;

Now, therefore, in consideration of the mutual promises contained herein, the parties agree as follows:

1 ASP Member Obligations. ASP Member makes the following promises and undertakes the following obligations to Citrix:

1.1 ASP Member shall pay the initiation fee and subsequent annual fees set forth in Exhibit A attached to and hereby incorporated into this Agreement ("ASP Requirements") for the applicable benefits and services provided by Citrix herein. The initiation fee shall be submitted to Citrix with ASP Member's signed copy of this Agreement.

1.2 ASP Member shall abide by the terms and conditions of the ASP iLicense Agreement described in Section 2.2 below.

1.3 In addition, ASP Member agrees that it has complied with all other ASP Requirements in effect upon the Effective Date of this Agreement. ASP further agrees that will continue to meet the ASP Requirements during the term hereof, and such compliance may be subject to periodic review by Citrix including, without limitation, review of the ASP's facility and services upon reasonable notice by Citrix.

2 Citrix Obligations. Subject to the terms and conditions of this Agreement and during the term hereof, Citrix makes the following promises and undertakes the following obligations to ASP Member:

2.1 Citrix will provide the ASP Benefits to ASP Member described in Exhibits B and C attached to and hereby incorporated into this Agreement ("ASP Benefits").

2.2 Without limiting the generality of Section 2.1, Citrix will provide to ASP Member an ASP iLicense Agreement ("iLicense") to install Citrix software across each of ASP Member's servers for provision of its service. The fees for the iLicense shall be set by Citrix from time to time and shall be set forth in the iLicense. The iLicense will govern the ASP Member's rights and obligations with respect to use of the Citrix software to which the iLicense applies, together with such additional terms and conditions as may be customary or appropriate for a license granted for application server software.

3 Trademarks.

3.1 During the term of this Agreement, each party shall have the right to identify ASP Member as a Citrix iBusiness Application Service Provider.

3.2 During the term of this Agreement, each party may refer to the products of the other using the other party's company and product trademarks and logos if the reference is not misleading and does not indicate or imply the other party's endorsement or approval of any other company, product or service. The appropriate trademark symbol (either "TM" [standard trademark] or "(R)" [registered trademark] in superscript following the product name) shall be used with respect to the first reference to a product name or logo in any advertisement, brochure, or material circulated or published in any form whatsoever. In addition, with respect to use of a logo, any logo usage guidelines provided by the other party shall be strictly followed and shall take precedence over the terms of this Section 3.2 in the event of a conflict.

3.3 ASP Member may also have the right to use certain other Citrix trademarks in order to inform the public that ASP Member's services include, or are compatible with, Citrix technology or products. ASP Member's rights and obligations with respect to such mark(s) shall be governed by an appropriate Trademark License Agreement containing the terms and conditions offered generally to ASP Members.

4 Confidentiality.

4.1 Each party acknowledges that by reason of its relationship to the other party hereunder it may receive certain information and materials which the other party deems confidential and of substantial value, which value would be impaired if such information were disclosed to third parties. The disclosing party shall identify such information and materials at the time of disclosure. The receiving party agrees that it will use such information only for the purposes of this Agreement and that it will not disclose such information to any third party for a period of three (3) years from the date of disclosure. The receiving party may only disclose confidential information to its employees who (i) are directly involved in the performance of this Agreement; and (ii) have been made aware of the information's proprietary nature and are under a contractual restriction on non-disclosure and proper treatment of confidential information. The receiving party shall at all times maintain such information in confidence in the same manner and to the same extent as the receiving party protects its own confidential and/or proprietary information of like kind or similar nature. These provisions shall not apply to information: (i) which is (or becomes) available to the public other than by breach of this Agreement or of any other duty; (ii) which is already in the receiving party's possession prior to disclosure by the other party or is independently obtained by the receiving party in circumstances under which the receiving party is free to disclose it; or (iii) which is trivial or obvious.

4.2 The parties agree that the terms and conditions of this Agreement shall be treated as confidential information, provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law including, but not limited to, SEC disclosure obligations; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, investors and other financing sources and their advisors; (v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction; (vii) where such disclosure is required by law or regulation; or (viii) upon mutual agreement in writing by both Citrix and ASP Member.

5 Term and Termination.

5.1 This Agreement shall take effect on the date first written above ("Effective Date"), and unless terminated earlier as provided herein, shall continue for a period of two (2) years from the Effective Date. Thereafter, this Agreement shall automatically renew for additional one (1) year terms. ASP Benefits are provided in accordance with the Citrix policies and procedures in effect when a specific benefit is requested, ASP Member understands that, at any time within Citrix's sole discretion, Citrix may add to or cancel any ASP Benefits. This Agreement is subject to ASP Member's compliance with the ASP Requirements. Citrix may change ASP Requirements with prior notice as to any renewal term, but not within any term.

5.2 ASP Member shall have the right to terminate this Agreement at any time, with or without cause and without the intervention of the courts, on the giving of thirty (30) days' prior written notice. Citrix shall have the right to terminate this Agreement if ASP Member should materially fail to perform or be in material breach of any of the obligations hereunder on the giving of written notice; provided, however, ASP Member will have ten (10) days after notice from Citrix to cure such breach unless the breach is failure to have an iLicense in place with Citrix. Such failure shall result in immediate termination of this Agreement whether caused by failure to execute an iLicense or its termination or expiration. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement.

5.3 Upon expiration or termination of this Agreement, ASP Member shall immediately cease use of any Citrix trademarks licensed hereunder, and shall cease to represent itself as an ASP Member.

6 New Products.

Notwithstanding any other provisions of this Agreement, Citrix may elect at any time during the term of this Agreement to announce new Citrix products to which the terms and conditions of this Agreement may not apply. New versions (upgrades), minor product revisions (updates), and maintenance releases of titles covered by the ASP Member Program are not considered new Citrix products.

7 Warranties/Limited Warranties.

Citrix warrants Citrix products on the terms set out in the license agreement accompanying each such product. THESE LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT AND OF ALL OTHER OBLIGATIONS, CONDITIONS, OR LIABILITIES ON CITRIX'S PART EXCEPT AS OTHERWISE PROVIDED BY APPLICABLE LAW.

8 Indemnity.

8.1 Except as set forth in Section 8.2 below, ASP Member shall defend, indemnify, and hold harmless Citrix from and against all liabilities, claims, costs, fines, and damages of any type (including attorneys' fees) arising out of or in any way related to ASP Member's delivery of services and/or representations made by ASP Member to its ASP Members.

8.2 Citrix shall defend, or at Citrix' option, settle, any claim, suit or proceeding brought against Customer based on a claim that any products or materials supplied to ASP Member under this Agreement infringe upon any United States patent or copyright or violate the trade secret rights of any United States party (hereinafter "Infringement Claims") provided that ASP Member notifies Citrix in writing within seven (7) days of notification or discovery of an Infringement Claim. ASP Member agrees that Citrix will have sole control over the defense or settlement of any Infringement Claim, and ASP Member will provide reasonable assistance in the defense of the same (Citrix will reimburse ASP Member for reasonable expenses incurred in providing such assistance). Any favorable monetary award, judgment, or settlement will belong exclusively and entirely to Citrix.

9 Limitation of Liability.

EXCEPT AS PROVIDED UNDER SECTION 8 OR FOR BREACH OF SECTION 4, NEITHER PARTY NOR ITS SUPPLIERS OR ITS LICENSORS SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY. IN ANY EVENT, EXCEPT AS PROVIDED UNDER SECTION 8 OR FOR BREACH OF SECTION 4, AND AS OTHERWISE PROVIDED BY LAW, THE LIABILITY OF CITRIX OR ITS SUPPLIERS, WHETHER FOR NEGLIGENCE, BREACH OF CONTRACT, BREACH OF WARRANTY, OR OTHERWISE, SHALL, IN THE AGGREGATE, NOT EXCEED THE AMOUNT PAID TO CITRIX BY ASP MEMBER HEREUNDER.

10 General

10.1 Except as expressly granted herein and in the iLicense, no license regarding the use of Citrix's copyrights, patents, trademarks or trade names is granted or will be implied.

10.2 If a particular provision of this Agreement is terminated or held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, this Agreement shall remain in full force and effect as to the remaining provisions.

10.3 No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

10.4 Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, franchise or agency relationship between Citrix and ASP Member.

10.5 ASP Member is an independent business and agrees that it shall not make any representation that might indicate to any third party that ASP Member has authority to act on Citrix's behalf or to bind Citrix to any representation or warranty. ASP Member shall not hold itself out as an agent of Citrix, or attempt to bind Citrix to any third-party agreement.

10.6 This Agreement, and any rights or obligations hereunder, shall not be assigned or sublicensed by ASP Member, without prior written consent from Citrix.

10.7 This Agreement shall be governed by and construed under the laws of the State of Florida without regard to the principles of conflict of law, and ASP Member consents to personal and exclusive jurisdiction and venue in the state and federal courts sitting in Dade or Broward County, Florida. ASP Member waives any local or international law, convention or regulation that might provide an alternative law or construction.

10.8 The making, execution and delivery of this Agreement have been induced by no representations, statements, warranties or agreements other than those herein expressed.

10.9 No term or provision of this Agreement may be changed, waived, discharged or terminated except by a writing signed by duly authorized representatives of the parties hereof. The terms of any other documents or electronic communications exchanged (including the terms set forth on any purchase order) shall be of no force or effect unless incorporated herein as a modification or addition to the terms of this Agreement.

10.10 This Agreement shall not be the basis for any third party beneficiary claims since the parties agree that there are no intended third party beneficiaries of this Agreement.

10.11 This Agreement and the iLicense constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous communications. They shall not be modified except by a written agreement signed on behalf of ASP Member and Citrix by their respective duly authorized representatives.

10.12 In the event of an inconsistency between this Agreement and the iLicense that, if unresolved, would prevent one of such documents from being respected in accordance with its terms, then the inconsistency shall be resolved in favor of the terms contained in the iLicense.

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                                    EXHIBIT A
                                ASP REQUIREMENTS

Application: ASP Member shall complete and forward for Citrix approval the Citrix iBusiness ASP Application.

Fees: ASP Member shall pay to Citrix an initiation fee of $50,000. ASP Members shall pay a renewal fee on each anniversary date of this Agreement during its term as may be determined by Citrix from time to time. The first year's renewal fee shall not exceed $20,000.

Bandwidth: ASP Member shall provide evidence to Citrix of an agreement with a Network Service Provider for sufficient service bandwidth (may be co-located hosting).

Network: ASP Member shall provide to Citrix a network diagram, including: base network infrastructure with all subnets and WANs; connection types to Network Service Provider (primary and failover); types of communications hardware, including routers and switches; power failure systems, including UPS hardware types; back-up systems; server platforms with hardware make and model; and, type of enterprise systems management capability.

Support: ASP Member shall maintain a ASP Member support/help desk facility (may be through third party).

Citrix Certified Administrators: Within One hundred and twenty (120) days from the Effective Date, ASP Member shall maintain on its full-time staff at least two (2) Citrix-Certified Administrators for each of its data center locations.

Attribution: ASP Member agrees to ensure that the Citrix iBusiness logo appears in a prominent position on ASP Member's website; on marketing and sales collateral material; and on advertisements that promote ASP Member's service. ASP Member agrees to make commercially reasonable efforts to reference Citrix iBusiness and the Citrix MetaFrame trademark in press releases and product announcements related to its service.

Marketing Plan: ASP Member agrees to draft and submit a joint marketing plan to Citrix within six (6) weeks of the Effective Date. Citrix will then work together with ASP Member to finalize.

Sales: ASP Member agrees to attain minimum run rate of five hundred (500) concurrent users per month, as measured in accordance with the Citrix iLicense Agreement, within twelve (12) months of Effective Date.

                                    EXHIBIT C
                        CITRIX TECHNICAL SUPPORT SERVICES

1. OVERVIEW. Technical Support focus on the following key areas of service:

o Technical Support covers assistance via phone, fax to help resolve complex problems based on selected coverage hours

o Proactive Information Services assist in preventing problems and increase system availability at ASP Member's clients sites

o Solution Services equips the ASP Member's staff with the latest knowledge on Citrix products and enhances ASP Member's support and service capabilities

o Relations Management from an assigned Technical Relations Manager ("TRM") to build and maintain technical relationships with ASP Member's key management and support staff and ensure each element of Technical Support meets ASP Members business requirements.

2. SERVICES DESCRIPTION.

      o All services will be provided remotely from Citrix to ASP Member locations. Where onsite visits are mutually agreed, ASP Member will be billed for reasonable travel and living expenses. In addition, all services will be provided in the English language unless otherwise agreed to by ASP Member and Citrix in writing.

      o ASP Member may request for a TRM with specific language support. This resource is subject to availability and cannot be guaranteed. All efforts will be made to accommodate the request.

      o In certain instances, as mutually agreed to provide rapid resolution to complex problems, ASP Member may be required to send CPU and peripherals to Citrix designated locations for diagnosis and test. All shipments and return charges shall be at users expense.

      o ASP Member is responsible for having the latest version of the Licensed Software installed on all servers.

3. CITRIX RESPONSIBILITIES. Citrix will provide the following Technical Support services where applicable:

3.1 Technical Support: Technical, Support includes problem resolution services for technical issues involving Citrix products.

      a) Incident Submission and Resolution. Support will be provided for up to 25 incidents/year. An "incident" is defined as a single support issue and reasonable effort(s) needed to resolve it. A single support issue is a problem that cannot be broken down into subordinate problems. If a problem consists of subordinate problems, each subordinate problem shall be considered a separate incident. Before Citrix provides support for an incident, ASP Member and Citrix's support engineer(s) must agree on what the problem is and parameters for an acceptable solution. An incident may require multiple telephone calls and off-line research to achieve final resolution.

            ASP Members will have preferred access to Citrix support engineers per coverage plan. The incident severity will determine the response levels within Citrix and the estimated engineer response times are defined in the following table:

----------------------------------------------------------------------------------------------------------
   Severity                            Definition                               Estimated Initial Response
                                                                                            Time
----------------------------------------------------------------------------------------------------------
     1      System is down or effectively unusable as a result of the problem.         Within 1 hours
            Problem causes mission-critical impact on the ASP Member's operation with no acceptable workaround or functionality used to perform tasks considered to be essential to ASP Member
            operations, project completion or normal productivity of end-user
----------------------------------------------------------------------------------------------------------
     2      System is up and running, but the problem causes significant               Within 2 hours
            impact and has not acceptable workaround. High impact problem where operation is proceeding, but in a significantly impaired fashion or functionality used to perform tasks considered to be important but not primary to immediate business operations
----------------------------------------------------------------------------------------------------------
     3      System is up and running and the problem cause only limited or             Within 4 hours
            insignificant impact. Important to long-term productivity, but is not
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
            causing an immediate work stoppage
----------------------------------------------------------------------------------------------------------
     4      Problem does not have significant impact to the ASP Member or              Within 4 hours
            functionality that is not important and infrequently used
----------------------------------------------------------------------------------------------------------

o Remote Dial-in. As part of the rapid resolution process and an immediate next step, Citrix will access ASP Member's system via remote dial-in to analyze problems. Remote Dial-in access is a requirement for resolving issues remotely and ASP Member should be prepared to provide access. ASP Member will be informed prior to conducting this service. Citrix may provide ASP Member with software to assist with problem diagnosis and/or resolution.

            b) Engineering Support. In situations, where Citrix cannot provide a satisfactory resolution to ASP Member's critical problem through normal support methods, Citrix may engage its product development team to create a private (hotfix) to the Citrix product. Privates are designed to address a specific ASP Member situation and may not be distributed outside the ASP Member organization without written consent from Citrix. Limited regression testing are performed on Privates. Privates are released as hotfixes once the ASP Member has verified the private has resolved the issue and extensive regression testing is complete.

            c) Multivendor Coordination. Citrix will work with your other key partners to resolve problems in a heterogeneous environment. When problems reported on Citrix products involve interactions with other vendors products and ASP Member has support agreement with that vendor, Citrix will share diagnostic information and collaborate to provide a solution.

            d) Onsite Support. In critical situations, ASP Member may request onsite support as a separate and distinct billable service. Onsite support is subject to Citrix resource availability, and the tasks performed will vary based on the situation, environment, and business impact of the problem.

            e) Proactive Information Services. To keep ASP Members informed of the latest hotfix release, new product releases and Critical problem alerts, ASP Member will receive notifications and ASP Member flashes designed to decrease the likelihood of system outages and reduce total costs at client sites.

3.2 Solution Services. Solution Services provide technical information about Citrix products and service tools that enable ASP Member to implement and integrate Citrix products in an efficient and effective manner.

            o ASP Member will receive a quarterly subscription of the Solution Search CD. This Service tool is a collection of knowledge Information designed to assist ASP Members with trouble-shooting problems prior to attaining support.

            o As part of the Solution Services series ASP Member will receive the Citrix Solutions Newsletter designed to provide the ASP Member with news on the ASP Member Services organization, technical trouble-shooting techniques and Service readiness news on Citrix products.

3.3 Relations Management. A Technical Relation Manager (TRM) is assigned to the account to build the relationship between ASP Member and Citrix by providing a high-level technical expertise and pro-active services. The TRM also serves as the point of information delivery and ASP Member feedback to the product groups, research and development and other Citrix groups. These services include:

      a) Introduction Session. At the start of this service, an initial phone introduction session will be scheduled for the TRM to introduce the ASP Member to Citrix Technical Support contact information and processes. In addition, on sign-up ASP Member will receive a "welcome package" describing the Citrix technical Support Contact process.

      b) Escalation Management. In cases, where issues need engineering assistance, the TRM will act as the ASP Member's advocate and function as point-of-contact to assist in rapid resolution of the incident.

      c) Implementation and Informational Reviews. The TRM will be a resource for the ASP Member to assist with product information and recommendations for integration of Citrix products in the ASP Member environments.

      d) Incident Tracking and Status Reporting Sessions. TRM will provide the ASP Member on a regular basis, reports summarizing ASP Member account information such as incidents opened and status updates.

4. ASP MEMBER RESPONSIBILITIES. This section describes the roles and responsibilities required by ASP Member. Citrix's performance is predicated upon the following responsibilities being fulfilled by ASP Member in accordance with this Service agreement.

      a) ASP Member will designate a ASP Member Support Manager (CSM) who will be responsible for leading the ASP Member team and will manage the ASP Member activities, tasks, and responsibilities associated with this Service agreement.

      b) ASP Member can designate Named Contacts (including CSM) and each will be supplied win an individual service ID number.

      c) ASP Member should be responsible for the Named Contacts to be Citrix certified within 90 days from the effective date of this support agreement.

      d) The CSM will manage ASP Member's process for submitting incidents to Citrix and is responsible for establishing a process within ASP Members organization for controlling the submission of incidents. ASP Member is responsible for setting the initial severity and can request a change in severity at any time. The table below identifies severities that may be assigned to an incident and ASP Member responsibilities at each level:

--------------------------------------------------------------------------------
Severity                        ASP Member should be prepared to:
--------------------------------------------------------------------------------
     1      o     Commit appropriate resources to be available to provide
                  additional information within one day of Citrix's request
            o     Make reasonable efforts to apply suggested solutions within a half day of receipt
            o     Remote Dial-in access available
--------------------------------------------------------------------------------
     2      o     Begin the process required to provide additional information to resolve the problem within one day of Citrix's request
            o     Make reasonable efforts to apply suggested solutions within a half day of receipt
            o     Remote Dial-in access available
--------------------------------------------------------------------------------
     3      o     Monitor and respond as necessary
            o     Remote Dial-in access available
--------------------------------------------------------------------------------
     4      o     Monitor as necessary
            o     Remote Dial-in access available
--------------------------------------------------------------------------------

      e) ASP Member may be asked to perform problem determination activities as suggested by Citrix. Problem determination activities may include performing network traces, capturing error messages, and collecting configuration information. ASP Member may also be requested to perform problem resolution activities including changing product configurations, installing new versions of software or new components, or modifying processes. ASP Member is responsible for having dial-in access availability.

      f) ASP Member is responsible for implementing procedures necessary to safeguard the integrity and security of software and data from unauthorized access and to reconstruct lost or altered files resulting from catastrophic failures.

      g) ASP Member agrees to use Citrix on-line service to obtain information regarding Citrix products

      h) ASP Member will be responsible for procuring, installing and maintaining all equipment, telephone lines, communications interfaces, and other hardware at ASP Member site and provide Citrix with access to ASP Member's facilities as required to operate the Licensed Software and permit Citrix to perform the service called for by this Support agreement.

      i) ASP Member agrees to pay the support price within 30 days of the execution of this support agreement

5. EXCLUSIONS. Citrix is not required to provide any support services relating to problems arising out of (i) ASP Members failure to implement all currently available Upgrades to the Licensed Software; (ii) changes to the operating system or environment which adversely affect the Licensed Software; (iii) any alterations of or additions to the Licensed Software performed by parties other than Citrix; or (vi) us of the Licensed Software on a CPU and peripherals other than the CPU and peripherals for which such Licensed Software was designed for and licensed for use on. Citrix will only be obligated to support the then current production version of the Licensed Software and the immediately prior release for a period of twelve (12) months after such release.